       As Filed with the Securities and Exchange Commission on July 1, 1999

                                                    Registration No. 333-61889
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                 ____________

                      POST EFFECTIVE AMENDMENT NO. 1* TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ____________

                             CALLAWAY GOLF COMPANY
            (Exact name of Registrant as specified in its charter)

                             2285 Rutherford Road
                        Carlsbad, California 92008-8815
                   (Address of principal executive offices)

            Delaware                                    95-3797580
 (State or other jurisdiction of                       (IRS Employer
 incorporation or organization)                        Identification No.)

                      1998 EMPLOYEE STOCK INCENTIVE PLAN
                            1996 STOCK OPTION PLAN
                      1995 EMPLOYEE STOCK INCENTIVE PLAN
                       1995 EMPLOYEE STOCK PURCHASE PLAN
           PROMOTION, MARKETING AND ENDORSEMENT STOCK INCENTIVE PLAN
               1991 STOCK INCENTIVE PLAN AND OTHER STOCK OPTIONS
   CALLAWAY GOLF COMPANY STOCK OPTION AGREEMENT BY AND BETWEEN CALLAWAY GOLF
                         COMPANY AND FEDERICK R. PORT
   CALLAWAY GOLF COMPANY STOCK OPTION AGREEMENT BY AND BETWEEN CALLAWAY GOLF
                           COMPANY AND CHARLES YASH
               CALLAWAY GOLF COMPANY 401(K) PROFIT SHARING PLAN
                   NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                           (Full title of the plan)
                                 _____________
                                 Ely Callaway
                     President and Chief Executive Officer
                             2285 Rutherford Road
                        Carlsbad, California 92008-8815
                                (760) 931-1771
                     (Name, address, and telephone number,
                  including area code, of agent for service)
                                 _____________

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                  Proposed               Proposed
                                                   Maximum                Maximum
     Title of               Amount                Offering               Aggregate              Amount of
    Securities               to be                Price Per              Offering             Registration
 to be Registered         Registered                Share                  Price                   Fee
---------------------------------------------------------------------------------------------------------------
   See below **             N/A **                 N/A **                 N/A **                 N/A **
---------------------------------------------------------------------------------------------------------------

* This is Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 for the Callaway Golf Company Non- Employee Directors Stock Option Plan (Registration No. 33-67160)

** No additional securities are to be registered, and therefore no registration fee is required.
--------------------------------------------------------------------------------

                                 INTRODUCTION
                                 ------------

     This Post-Effective Amendment No. 1 (the "Amendment") to certain Registration Statements on Form S-8 (File Nos. 33-67160, 33-73680, 33-50564, 33-85692, 33-92302, 33-98750, 333-247, 333-05719, 333-05721, 333-24207, 333-27089,
333-27091, 333-39093, 333-39095, 333-61889) (the "Registration Statements") is
being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by Callaway Golf Company, a Delaware corporation ("Callaway Golf Delaware" or the "Company"), which is the successor to Callaway Golf Company, a California corporation ("Callaway Golf California"), following a statutory merger effective on July 1, 1999 (the "Merger") for the purpose of changing Callaway Golf California's state of incorporation. Prior to the Merger, Callaway Golf Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Callaway Golf Delaware succeeded by operation of law to all of the assets and liabilities of Callaway Golf California. The Merger was approved by the shareholders of Callaway Golf California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

  (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the latest fiscal year covered by the Annual Report referred to in
(a) above;

  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (Registration No. 33-53732), including any amendment or report filed for the purpose of updating such description;

  (d) The description of the Company's Rights contained in the Company's Registration Statement on Form 8-A on June 27, 1995, including any amendment or report filed for the purpose of updating such description.

  All documents filed by the Company pursuant to Sections 13(a), 14 and 15(d) of the Exchange Act, subsequent to the date of this Amendment and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that reregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

  For purposes of this Amendment, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Amendment.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Seema L. Nene, Esq., who has rendered an opinion as to the validity of the Common Stock covered under this Amendment, is an employee of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

  The Company's Bylaws provide that the Company shall indemnify and hold harmless any person who is or was a director or officer of the Company, or is or was serving at the request of the Board of Directors of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or other persons serving the Company subject to limitations imposed by applicable law, from and against any expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending or completed action or proceeding to the fullest extent permitted by applicable law. The Company's Bylaws further provide that the Company shall advance to such persons expenses incurred in defending any proceeding prior to the final disposition thereof to the fullest extent and in the manner permitted by the law.

  The Company's Bylaws provide that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the Company may purchase and maintain insurance on behalf of an agent of the Company against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liabilities under such Bylaws.

  The Company has entered into Indemnification Agreements with its outside directors. These Indemnification Agreements require the Company to indemnify each outside director if he or she is or was a party or other participant in any suit or proceeding individually or in the right of the Company or any subsidiary of the Company, by reason of (a) the fact that such outside director is or was a director of the Company or any subsidiary, (b) any action or inaction on the part of such outside director while a director of the Company or any subsidiary, and/or (c) the fact that such outside director is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise. The indemnification extends to all expenses, liabilities, judgments, fines and amounts paid in settlement actually and reasonably incurred by the outside director in connection with such action, suit or proceeding if the outside director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The Indemnification Agreements require that, to the extent that the outside director has been successful on the merits or otherwise in defense of any such action, suit or proceeding, the Company indemnify such outside director against expenses actually and reasonably incurred by him or her in connection therewith. The Company must further advance, within 30 days of a written request, all expenses incurred by the outside director in connection with the investigation, defense, settlement or appeal of any such action or proceeding; provided, however, that the outside director must repay such amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the Company. Under the Indemnification Agreements, the outside directors are permitted to petition the court to seek recovery of amounts due under the Indemnification Agreements and to recover the expenses of seeking such recovery if he or she is successful.

  The Indemnification Agreements also provide that the Company will indemnify the outside directors to the fullest extent permitted by law. Absent the Indemnification Agreements, indemnification that might be made available to outside directors could be changed by amendments to the Company's Certificate of Incorporation or Bylaws. Benefits under the Indemnification Agreements are not available, however, to indemnify an outside director (a) with respect to proceedings or claims initiated by the outside director that are not by way of defense (unless authorized by the Board of Directors); (b) with respect to liability for transactions from which the outside director derived an improper personal benefit; (c) if the outside director is determined to have committed acts of active and deliberate dishonesty; (d) for expenses or liabilities that have been paid to the outside director under an insurance policy maintained by the Company or otherwise by any other means; or (e) for an accounting of profits realized from the purchase and sale of securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934.

ITEM 8.  EXHIBITS.

Exhibit No.  Description
-----------  -----------

5 Opinion of Seema L. Nene, Esq., Corporate Counsel to the Company, as to the legality of the securities being registered

23.1         Consent of Independent Accountants

23.2         Consent of Seema L. Nene, Esq. (contained in Exhibit 5 hereto)

24           Power of Attorney (contained in signature page hereto)

ITEM 9.  UNDERTAKINGS.

 (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                  SIGNATURES
                                  ----------

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on July 1, 1999.

                                    CALLAWAY GOLF COMPANY


                                    By:  /s/ ELY CALLAWAY
                                        --------------------------
                                    Ely Callaway
                                    Chairman, President and
                                    Chief Executive Officer


                                    By:  /s/ DAVID A. RANE
                                        --------------------------
                                    David A. Rane
                                    Executive Vice President, Administration and
                                    Planning, and Chief Financial Officer

                               POWER OF ATTORNEY
                               -----------------

          Each person whose signature appears below constitutes and appoints DAVID A. RANE AND STEVEN C. McCRACKEN his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, at any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Signature                          Title                  Date
           ---------                          -----                  ----

Principal Executive Officer
And Director:

/s/ ELY CALLAWAY                     Chairman, President and     July 1, 1999
--------------------------------

Ely Callaway                         Chief Executive Officer

Principal Financial and
Accounting Officer:

/s/ DAVID A. RANE                   Executive Vice President,     July 1, 1999
--------------------------------
David A. Rane                      Administration and Planning,
                                   and Chief Financial Officer


Other Directors:

 /s/ WILLIAM C. BAKER                        Director             July 1, 1999
--------------------------------
William C. Baker

 /s/ VERNON E. JORDAN, JR.                   Director             July 1, 1999
--------------------------------
Vernon E. Jordan, Jr.

 /s/ YOTARO KOBAYASHI                        Director             July 1, 1999
--------------------------------
Yotaro Kobayashi

 /s/ BRUCE A. PARKER                Director, Senior Executive    July 1, 1999
--------------------------------
Bruce A. Parker                     Vice President, U.S. Sales
                                        and Chief Merchant

 /s/ AULANA L. PETERS                        Director             July 1, 1999
--------------------------------
Aulana L. Peters

 /s/ FREDERICK R. PORT                 Director and Senior        July 1, 1999
--------------------------------
Frederick R. Port                   Executive Vice President,
                                       International Sales

 /s/ RICHARD L. ROSENFIELD                   Director             July 1, 1999
--------------------------------
Richard L. Rosenfield

 /s/ WILLIAM A. SCHREYER                     Director             July 1, 1999
--------------------------------
William A. Schreyer

 /s/ CHARLES J. YASH                   Director and Senior        July 1, 1999
--------------------------------
Charles J. Yash                     Executive Vice President,
                                            Golf Balls

                               INDEX TO EXHIBITS
                               -----------------


Exhibit No.  Description
-----------  -----------

  5 Opinion of Seema L. Nene, Esq., Corporate Counsel to the Company, as to the legality of the securities being registered.

  23.1       Consent of Independent Accountants.

  23.2       Consent of Seema L. Nene, Esq. (contained in Exhibit 5 hereto).

  24.1       Power of Attorney (contained in signature page hereto).